EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-272743 on Form S-1; 333-282730, 333-286067 and 333-286676 on Form S-3 and 333-278889 and 333-288387 on Form S-8, of our reports dated March 30, 2026, relating to the financial statements of Prairie Operating Co. and its subsidiaries (the “Company”) appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Houston, Texas
March 30, 2026